Exhibit 10.8

THIS EMPLOYMENT AGREEMENT this “Agreement”) is made and effective as of May 2, 2015 between ZONZIA MEDIA, Inc. a Nevada corporation (the “Company”), and Frank McEnulty, Chief Financial Officer, (“CFO”),

Recitals

The Company and Chief Financial Officer desire to enter into an agreement pursuant to which the Company will employ Chief Financial Officer as its Chief Executive Officer subject to the terms and conditions of this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the parties agree as follows:

1. Employment.

The Company hereby engages Chief Financial Officer to serve as the Chief Financial Officer of the Company, and Chief Financial Officer agrees to serve the Company, during the Service Term (as defined in Section 4 below) in the capacities, and subject to the terms and conditions, set forth in this Agreement. This Agreement shall be enacted in two Stages. “Stage 1” shall commence on the date stated above. “Stage 2” may be enacted at the sole discretion of the Board of Directors, at any time until the one year anniversary of this agreement, at which time either the components under Article 3 shall become effective, or the Agreement and the CFO shall be terminated.

2. Duties.

During the Service Term, Chief Financial Officer, as Chief Financial Officer of the Company, shall have all the duties and responsibilities of this office and such other duties and responsibilities as may be delegated from time to time by the Board of Directors of the Company or the Chief Executive Officer (CEO) of the Company in their sole discretion. Chief Financial Officer will report to the CEO. Chief Financial Officer will devote his best efforts and whatever time and resources are required to fulfill his responsibilities to the business of the Company and its Subsidiaries.

3. Salary, Bonus and Benefits.

The CEO, upon recommendation from the Compensation Committee of the Board of Directors, shall make all decisions related to Chief Financial Officer’s base salary and the payment of bonuses, if any. Chief Financial Officer’s Annual Base Salary and other compensation will be reviewed by the CEO or Compensation Committee of the Board of Directors at least annually.

A.	Base Salary. During the Stage 1 term of this Agreement, the Company will pay Chief Financial Officer a base salary (the “Annual Base Salary”) of $182,000 per annum in accordance with the Company's customary payroll practices. Stage 2 Annual Base Salary shall be adjusted to an executive level compensation as determined by the Board of Directors.

B.	Bonus Plan- Equity Awards. Chief Financial Officer shall receive a one-time grant of shares of common stock in the corporation under Stage 1 within 30 days of signing this Agreement in an amount of one million (1,000,000) shares. Stage 2 shall include an additional stock grant in an amount determined by the Board of Directors. All shares are to be common shares issued with SEC Rule 144 Restriction.

C.	Bonus Plan- Completion Bonus and Annual Bonus. Chief Financial Officer shall be eligible to receive an annual bonus in accordance with Company bonus policy to be established by the Board of Directors for 2015 at the sole discretion of the CEO and Compensation Committee of the Board of Directors. At Stage 2, and subsequent years the annual bonus shall be a minimum of fifteen percent (15%) and a maximum of thirty-five percent (35%) of the Base Salary an amount to be determined solely by the Board of Directors.

D.	Benefits.
(i)	Chief Financial Officer shall either be enrolled in the Company health and welfare insurance program when established upon enactment of Stage 2.
(iii)	Chief Financial Officer shall be reimbursed for all reasonable business related expenses incurred in the performance of his duties in accordance with the Company’s policies from the date of signing this Agreement.

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4. Employment Term.

Unless Chief Financial Officer’s employment under this Agreement is sooner terminated as a result of Chief Financial Officer’s resignation or termination in accordance with the provisions of Section 5 below, Chief Financial Officer’s term of employment (“Service Term”) under Stage 1 of this Agreement shall commence on the date hereof and shall continue for a period of one year. Upon enactment of Stage 2 under this Agreement, the term shall renew until the four year anniversary of the date of this Agreement.

5. Termination.

Chief Financial Officer’s employment with the Company shall cease upon the first of the following events to occur:

A.	Chief Financial Officer’s death.

B.	Chief Financial Officer’s voluntary retirement.

C.	Chief Financial Officer’s disability, which means his incapacity due to physical or mental illness such that he is unable to perform the essential functions of his previously assigned duties.

D.	Termination by the Company by the delivery to Chief Financial Officer of a written notice from the Chief Executive Officer that the Chief Financial Officer has been terminated (“Notice of Termination”). “With Cause” shall mean termination for any of the following:

Chief Financial Officer’s (A) commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty in the performance of his duties to the Company or fraud; (B) substantial and repeated failure to perform duties of the office held by Chief Financial Officer as reasonably directed by the Board or the Chief Executive Officer; (C) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries; (D) material breach of this Agreement not cured within ten (10) days after receipt of written notice thereof from the Company; (E) failure, within ten (10) days after receipt by Chief Financial Officer of written notice thereof from the Company, to correct, cease or otherwise alter any failure to comply with instructions or other action or omission which the Chief Executive Officer reasonably believes does or may materially or adversely affect its business or operations; (F) misconduct which is of such a serious or substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Company or its Subsidiaries if Chief Financial Officer were to remain employed by the Company; (G) harassing or discriminating against the Company's employees, customers or vendors in violation of the Company's policies with respect to such matters; (H) and/or misappropriation of funds or assets of the Company for personal use or willful violation of Company policies or standards of business conduct as determined in good faith by the Chief Executive Officer.

E.	Chief Financial Officer’s voluntary resignation by the delivery to the Chief Executive Officer of a written notice from Chief Financial Officer that Chief Financial Officer has resigned.

6. Rights on Termination.

A.	If during the term of employment the Chief Financial Officer’s employment is terminated under Section 5. A., B., C., or E. (death, resignation, retirement or disability), then the Company shall pay a severance pay of four months base compensation and continue all other benefits as defined in 3. D. above for a period of four months including any pro-rata portion of any bonus or compensation plan in force at the time.

B.	If the Chief Financial Officer is terminated for Cause per Section 5.D. above, then all future rights and benefits will immediately cease but all rights, compensation and benefits will be brought current and considered earned.

7. Representations of Chief Financial Officer.

A.	Chief Financial Officer hereby represents and warrants to the Company that the statements contained in this Section 7 are true and accurate as of the date of this Agreement.

(i)	Legal Proceedings. Chief Financial Officer is not the subject of any criminal proceeding.
(ii)	Securities Law. Chief Financial Officer has not been found in a civil action by the Securities and Exchange Commission, Commodity Futures Trading Commission, a state securities authority or any other regulatory agency to have violated any federal, state or other securities or commodities law.
(iii)	Employment Restrictions. Chief Financial Officer is not currently a party to any non-competition, non-solicitation, confidentiality or other work-related agreement that limits or restricts Chief Financial Officer’s ability to work in any particular field or in any particular geographic region, whether or not such agreement would be violated by this Agreement.

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8. Confidential Information; Proprietary Information, etc.

A.	Obligation to Maintain Confidentiality. Chief Financial Officer agrees that, other than in the course of performance of his duties as an employee of the Company, he will not at any time (whether during or after Chief Financial Officer’s term of employment) disclose or permit to be disclosed to any Person or, directly or indirectly, utilize for his own account or permit to be utilized by any Person any Proprietary Information or records pertaining to the Company, its Subsidiaries and their respective business for any reason whatsoever without the Chief Executive Officer's consent.

B.	Third Party Information. Chief Financial Officer understands that the Company and its Subsidiaries will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company's and its Subsidiaries' part to maintain the confidentiality of such information and to use it only for certain limited purposes.

C.	Compelled Disclosure. If Chief Financial Officer is required by law or governmental regulation or by subpoena or other valid legal process to disclose any Proprietary Information or Third Party Information to any Person, Chief Financial Officer will immediately provide the Company with written notice of the applicable law, regulation or process so that the Company may seek a protective order or other appropriate remedy.

9. Noncompetition and Non-solicitation.

A.	Noncompetition. As long as Chief Financial Officer is an employee of the Company or any Subsidiary thereof, and for a period ending twelve (12) months following the Termination Date of Chief Financial Officer’s employment (the “Restrictive Covenant Period”), Chief Financial Officer shall not, directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the Company.

B.	Non-solicitation. As long as Chief Financial Officer is an employee of the Company or any Subsidiary thereof, and during the Restrictive Covenant Period thereafter, Chief Financial Officer shall not directly or indirectly through another entity: (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof.

C.	Submission to Jurisdiction. The parties hereby submit to the jurisdiction of any state or federal court sitting in the State of Nevada in any action or proceeding arising out of or relating to Section 8 and/or 9 of this Agreement.

GENERAL PROVISIONS

10. Notices.

Any notice provided for in this Agreement must be in writing and must be mailed, personally delivered or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

If to the Company:

ZONZIA MEDIA, iNC.

74 N. Pecos Rd, Suite D

Henderson, NV 89074

If to Chief Financial Officer

Frank McEnulty

3261 Julian Ave.

Long Beach, CA 90808

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11. Miscellaneous.

A.	Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

B.	Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties.

C.	Counterparts; Facsimile Transmission. This Agreement may be executed in separate counterparts, each of which is deemed to be an original.

D.	Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Chief Financial Officer, the Company and their respective successors and assigns; provided that the rights and obligations of the parties under this Agreement shall not be assignable without the prior written consent of the other party, except for assignments by operation of law and assignments by the Company to any successor of the Company by merger, consolidation, combination or sale of assets. Any purported assignment in violation of these provisions shall be void ab initio.

E.	Choice of Law; Jurisdiction. All questions or disputes concerning this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Nevada.

F.	Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

G.	Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive.

H.	No Waiver. A waiver by any party hereto of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion. Neither failure to exercise nor any delay in exercising on the part of any party hereto, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

I.	Waiver of Jury Trial. BOTH PARTIES TO THIS AGREEMENT AGREE THAT ANY ACTION, DEMAND, CLAIM OR COUNTERCLAIM RELATING TO THE TERMS AND PROVISIONS OF THIS AGREEMENT, OR TO ITS BREACH, MAY BE COMMENCED IN THE STATE OF NEVADA IN A COURT OF COMPETENT JURISDICTION. BOTH PARTIES TO THIS AGREEMENT FURTHER AGREE THAT ANY ACTION, DEMAND, CLAIM OR COUNTERCLAIM SHALL BE RESOLVED BY A JUDGE ALONE, AND BOTH PARTIES HEREBY WAIVE AND FOREVER RENOUNCE THAT RIGHT TO A TRIAL BEFORE A CIVIL JURY.

12. Indemnification.

During and following the employment period, the Company shall indemnify Chief Financial Officer and hold him harmless from and against any claim, loss or cause of action arising from or out of his performance as an officer, director or employee of the Company or any of its Subsidiaries or in any other capacity, including any fiduciary capacity, in which Chief Executive Officer serves at the request of Company to the maximum extent permitted by applicable law and the Company's By-Laws. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of Chief Executive Officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company. To the extent that the Company reduces the indemnity rights provided for under its By-Laws after execution of this Agreement, the Company's indemnity obligations hereunder shall be unaffected (to the extent permitted by applicable law).

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

ZONZIA MEDIA, Inc.

By: /s/ Myles A. Pressley, III

Myles A. Pressley, III., Chairman of Board of Directors

Chief Financial Officer

/s/ Frank McEnulty

Frank McEnulty

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